Exhibit 10.15

LICENSE AGREEMENT
AMENDMENT #6

WHEREAS, effective as of December 1, 2014, and as further amended, Miromatrix Medical Inc., a corporation organized under the laws of the State of Delaware and having an office 10399 West 70th Street, Eden Prairie, MN 55344 (“Miromatrix”) and Mayo Foundation for Medical Education and Research, a not for profit corporation with an address at 200 First Street SW, Rochester, MN 55905 (“Mayo”) executed a License Agreement (the “Agreement”) for Services as outlined in the Agreement.

WHEREAS, Miromatrix and Mayo wish to amend said Agreement.

NOW, THEREFORE, Miromatrix and Mayo agree as follows:

1.          The Term of the Agreement shall be extended to February 28, 2021.

2.          Miromatrix has agreed to provide additional funding of $400,000 for extension described in #1 above. Accordingly, the attached Exhibit B-4 shall amend Section 3 of the Agreement.

Except as specifically provided herein, the terms and conditions of the Agreement shall remain in force.

IN WITNESS WHEREOF, the Parties have executed this Amendment which shall be effective as of the last dated signature below.

MIROMATRIX MEDICAL INC.		MAYO FOUNDATION FOR MEDICAL EDUCATION AND RESEARCH

By:	/s/ Jeff Ross	By:	/s/ Randall S. Jones
Name:	Jeff Ross	Name:	Randall S. Jones
Title:	CEO	Title:	Operations Manager
Date:	2/27/2020	Date:	2/28/2020

Budget Pl Name: Scott Nyberg, MD, PhD MCR Funding Proposal Number: FP86573-Al-Al-Al-Al-Al-Al Sponsor: Miromatrix Medical Inc. Date: 2/27 /20
Study Title: Amendment #6: Miromatrix/Mayo Transplantable Liver Project (Nyberg)

Additional funding to extend project through 2/28/21 **
Personnel: $	$206,744
Dr. Scott Nyberg, Pl
Bruce Amiot, Business Analyst

Lab Supplies & Internal Services: $	$100,949
Sub-Total $	$307,693
Indirects (30%) $	$92,307
BUDGET TOTAL $	$400,000

Payment Terms: The total budget above will be payable in 4 payments of $100,000 each. The first payment of $100,000 will be payable upon execution of contract amendment #6. The remaining payments will be invoiced at the beginning of each quarter thereafter. In addition to the $100,000 per quarter, if more than 6 liver transplants are performed per quarter then an additional $16,667 per transplant will be added to the invoice in the subsequent quarter.

* Salary and benefit rate information is confidential. Mayo cannot share individual costs or rate information, as this would be against Mayo policy

** This budget only reflects the additional funds that are being added with amendment #6.